UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2009

AUDIOVOX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-28839
(State or other jurisdiction of incorporation)	(Commission File Number

13-1964841
(I.R.S. Employer Identification No.)

180 Marcus Blvd., Hauppauge, New York	11788
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 1.01                                Entry into a Material Definitive Agreement.

On January 10, 2009, Audiovox Electronics Corporation (“AE”), a wholly owned subsidiary of Audiovox Corporation (the “Company”), and Sirius XM Radio Inc. (“Sirius”) signed a Distribution Agreement dated as of January 8, 2009 (the “Distribution Agreement”).  Sirius operates multichannel digital entertainment and data services and AE is engaged in the business of marketing, distributing and selling consumer electronic products.  There is no material relationship between AE and Sirius other than in respect of the material definitive agreement.  The Distribution Agreement is attached hereto as Exhibit 10.1.

Pursuant to the terms of the agreement, for a period of two years, AE will have the principal right to distribute, market and sell certain Sirius branded products to certain consumer electronics retailers, installers, installation expeditors and automotive dealer groups in the contiguous United States.

On December 30, 2008, the Company filed a Form 8-K reporting that it had issued a press release announcing that it had reached an agreement in principle with Sirius, a copy of which press release was annexed to the Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

Item 9.01(d)                                Exhibits.

Exhibit No.                                DESCRIPTION

10.1*                                Distribution Agreement, dated as of January 8, 2009, by and between AudiovoxElectronics Corporation and Sirius XM Radio Inc.

*Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission (“SEC”).  A Confidential Treatment Request has been submitted to the SEC with respect to the omitted portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUDIOVOX CORPORATION (Registrant)

Date: January 15, 2009	___________________________________
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer